Exhibit 99.1

Guess?, Inc. Issues Statement Regarding Legion Partners

LOS ANGELES, March 10, 2022 – Guess?, Inc. (NYSE: GES) (“Guess” or the “Company”) today issued the following statement regarding recent public commentary by Legion Partners.

Guess has a long track record of shareholder engagement and responsiveness. In line with this, members of our Board of Directors and management have met with representatives of Legion Partners to better understand their views and engage constructively for the benefit of all shareholders.

The Guess Board reached out to Legion Partners to propose a mutually agreeable path forward. Contrary to what Legion Partners stated in its March 9, 2022 press release, Guess discussed a number of potential solutions, including not only a new ESG committee of the Board with a strong oversight mandate, but also a significant capital allocation program to benefit all Guess shareholders, and other measurable governance commitments.

In addition, the Guess Board notified Legion Partners in advance of its plan to set an annual meeting date that would allow Guess shareholders the earliest opportunity to vote on the matters that Legion Partners has raised. The Board also communicated to Legion Partners that the earlier annual meeting date was set to minimize the disruption and management distraction being caused by Legion’s campaign.

Despite our efforts to engage constructively, Legion Partners immediately and summarily rejected our attempts to find common ground and has instead decided to take further public action. While Legion Partners is entitled to their own opinions and views, we are deeply concerned by the creation of their own “facts.”

Legion Partners’ claim that the Board has 'turned a blind eye' to allegations regarding Paul Marciano is demonstrably false. The Guess Board takes allegations of sexual impropriety or unethical conduct extremely seriously. In 2018, the Guess Board established a Special Committee, comprised entirely of independent directors and advised by independent legal counsel, to conduct a comprehensive investigation. The investigation included more than 40 personal interviews and reviewed over 1.5 million pages of documents and the findings were made public in June 2018.

The Board’s decision to continue to employ Paul Marciano and re-nominate him as a director was informed by the findings of the months-long Special Committee investigation, which was determined to be more comprehensive, conclusive and accurate than anything reported in the media or elsewhere.

In January 2022, Legion Partners delivered a Demand for Board Action. The Board promptly created a committee of independent directors (the “Demand Review

Committee”) to investigate the subject matter of the demand, including the post-2018 allegations. With the assistance of independent legal counsel, the Demand Review Committee will make recommendations to the full Board about the proper response to the Demand after it completes its investigation.

In addition, Legion Partners’ allegation that Maurice Marciano has been wielding his influence in the boardroom to impact decisions around Paul Marciano is false. Maurice Marciano is not involved in Board discussions regarding Paul Marciano – he has and continues to recuse himself from Board deliberations related to his brother. The Board and management team deeply value Maurice Marciano’s contributions as a founder and creator of Guess, and a dedicated long-time executive and director of the Company. Maurice Marciano’s unfortunate cycling accident has presented some physical health challenges from which he is recovering steadily. As a director, he remains fully informed and highly engaged in the Board’s oversight of the Company. As his condition has continued to improve, he has attended four of the last five Board meetings. His deep understanding of the brand and business, and his significant ownership stake, make him a trusted and valuable member of the Board.

We remain extremely focused on delivering value for all Guess shareholders by executing on our strategic plan. Our transformation strategy is working, and it is driving momentum in the business. As we continue to elevate the Guess and Marciano brands, redefine the Company’s global e-commerce strategy and drive efficiencies across the business, we are delivering meaningful results as demonstrated by our third quarter 2022 performance. Importantly, as our full-year guidance indicates, we expect to report the Company’s best full-year results of the last decade.

In both Legion Partners’ public correspondence and private dialogue with us, Legion Partners has complimented the Company’s current transformation strategy and our strong business performance. We look forward to further building on our progress to position Guess as an industry leader that is delivering sustainable value creation.

On March 4, 2022, the Company announced that Guess’ 2022 annual meeting of shareholders would be held virtually on Friday, April 22, 2022 at 9:00 a.m. (PDT). Shareholders do not need to take any action at this time.

About Guess Family
For more information about the respect and appreciation Guess models, photographers and employees have for the Company, please visit www.guessfam.com.

About Guess?, Inc.
Established in 1981, GUESS began as a jeans company and has since successfully grown into a global lifestyle brand. Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of October 30, 2021, the Company directly operated 1,052 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 558 additional retail stores worldwide. As of October 30, 2021, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.

Forward-Looking Statements
The business strategies and statements concerning the Company’s future outlook, including the full fiscal year results, discussed in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “anticipate,” “look,” “path” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors that may cause actual results in future periods to differ materially from current expectations, which are identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to, the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578